Exhibit 99.2

HARTVILLE GROUP ANNOUNCES FINANCIAL RESULTS FOR THE FOURTH QUARTER
AND FISCAL YEAR-END

FOR IMMEDIATE RELEASE
Contact:	Matthew Hayden
Hayden Communications
(843) 272-4653

Canton, Ohio (Business Wire) – April 28, 2005 — Hartville, Group, Inc. (OTC BB: HTVL) on Friday announced financial results for the Company’s fourth quarter and fiscal year ended December 31, 2004.

For the year ended December 31, 2004, total premiums were $6.0 million, of which $3.7 million was retained by Hartville, resulting in gross revenue of $5.7 million, a 17.7 percent increase compared to last year, which had a net retained premium on in-force policies of $2.9 million resulting in gross revenue of $4.8 million. Operating expenses were $12.8 million for the year compared to $4.7 million last year. The Company reported a loss from operations of $7.1 million as compared to income from operations of $75,188 last year. The Company reported a net loss for the year of $8.0 million, or $(0.57) per share, compared to net income of $120,747 or $0.02 per share for the year ended December 31, 2003.

For the fourth quarter ended December 31, 2004, total premiums were $1.5 million, of which $892,706 was retained by Hartville, resulting in gross revenue of $1.0 million, compared to the fourth quarter last year, which had net retained premium on in-force policies of $1.5 million and gross revenues of $2.4 million. Operating expenses were $4.9 million for the quarter compared to $2.5 million last year. The Company reported a loss from operations of $3.8 million as compared to a loss from operations of $97,933 for the fourth quarter last year. The Company reported a net loss for the quarter of $4.4 million, or $(0.19) per share, compared to a net loss of $69,478 or $(0.01) per share for the fourth quarter last year.

The fiscal year results for 2004 were impacted by a number of non-cash and non-recurring charges, which totaled $4.1 million. These charges included a change in the valuation of warrants, expenses related to stock options, and expenses related to the intended insurance company acquisition. Subsequent to the end of the fourth quarter, the Company received $2.3 million from the intended insurance acquisition as authorized by the state regulatory authority, compensating the Company for statutory reserves and expenses related to the canceled acquisition. Net of the non-cash charges and the non-recurring expenses, the loss from operations, or cash loss would have been $3.9 million for the year and $300,000 for the quarter.

The financial results for the fiscal year were also impacted by a number of other factors. These factors include a reduction in total premiums due to policy runoff resulting from discontinuing the marketing alliance with PetPartners/American Kennel Club. Additionally, the results were impacted by a reduction in risk retention and an increase in operating expenses resulting from the placement of premiums with a carrier that retained 100 percent of the underwriting risk. A change in accounting practice with respect to the capitalization of policy acquisition costs and the period over which the deferred costs are amortized impacted the Petsmarketing segment results. A reduction in commission income due to premium runoff as noted in the reinsurance segment and increased operating expenses as a result of staff expansion undertaken to accommodate the growth in activity expected as a result of the canceled American Kennel

Club alliance, also impacted reported results. Additionally, non-reimbursed expenses relating to the canceled insurance company acquisition impacted results.

The Company completed the fiscal year with $6.1 million in cash and equivalents, and $2.4 million in accounts receivable. Subsequent to the end of the fiscal year, the Company received $2.3 million from the intended insurance acquisition as authorized by the insurance regulatory organization, which, as of the end of the fiscal year, have been included in the accounts receivable number provided above. Based on the current operating losses, exclusive of these non-cash and non-recurring expenses, the Company’s existing cash balances and accounts receivable provide the necessary capital for the company to implement its growth plan through 2005 and beyond.

As previously disclosed, On March 31, 2004, the Company entered into a contract to purchase a Property and Casualty (P&C) insurance company, subject to customary closing conditions and the approval of the acquisition by state regulators. As of March 18, 2005, the state regulatory organization approval had not been received and the Company’s Board of Directors decided that further pursuing this acquisition was no longer in the best interest of shareholders. Accordingly, previously issued financial statements have been restated to reflect the de-consolidation of the insurance company acquisition and include, a receivable as of December 31, 2004, in the amount of $2.3 million representing recovery from the intended insurance acquisition as authorized by the state regulatory authority. The Company has expanded its relationship with a large international general insurance and reinsurance group, allowing the policies to continue to be written throughout this transition. Currently, Hartville and the underwriter are dividing the underwriting risk evenly, which currently affords Hartville an average risk retention of 50 percent. The Company continues to pursue opportunities that may afford it the ability to retain a greater percentage of the net retained underwriting risk, and the Board of the Directors is evaluating alternative avenues to achieve this objective.

As previously announced, the Company has changed its accounting practice with respect to the capitalization of policy acquisition costs and the period over which the deferred costs are amortized. Following a review of the Company’s policy acquisition amortization practices, the Company restated its previously reported financial statements. The Company has modified its amortization policy to make it more conservative. Under its new policy, the Policy Acquisition Costs includes direct response advertising costs and the compensation costs attributable to the Company’s call-in department, which is responsible for handling new and renewal policy requests. The capitalized costs are amortized over a three-year minimum expected life of the policy period, subject to an assessment of the recoverability of the costs from future revenues from acquired policies, net of related expenses. The Company’s previous policy for capitalization of certain costs, in addition to those capitalized under the new policy, provided for a five-year amortization.

In addition, the Company issued shares in payment for professional services and warrants for services pursuant to two financing transactions. The application of a Black-Scholes model to value the shares and warrants issued resulted in a non-cash expense of $1.9 million, which allocates as follows: $904,500 for shares issued and $995,500 for warrants issued. The restated financial statements reflect the impact of compensation costs incurred in relation to stock and warrants issues.

As a result, the financial statements for the year ended December 31, 2003, including the Forms 10-QSB/A for the Company’s first, second, and third quarters of fiscal 2004, have been restated.

Except for historical information, all other information in this news release consists of forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected, anticipated or implied. The most significant of these uncertainties are described in the Company’s Form 10-K, Form 8-K and Form 10-Q reports. The Company undertakes no obligation to update or revise any forward-looking statement.

Tables Follow

Hartville Group, Inc. and Subsidiaries
Consolidated Statements of Income
For the Three Months Ended December 31, 2004 and 2003

	Three	Three
	Months Ended	Months Ended
	December 31,	December 31,
	2004	2003

Commissions	$181,799	$860,004
Premiums	892,706	1,516,335

	1,074,505	2,376,339

Losses and expenses	703,633	981,922
Ceded costs	223,177	374,946
General and administrative	3,950,028	1,117,404

	4,876,838	2,474,272

Operating Income (loss)	(3,802,333)	(97,933)

Other income	17,611	78,455

Other expense	(614,106)	—

Income (loss) before taxes	(4,398,828)	(19,478)

Provision for taxes	0	50,000

NET INCOME (LOSS)	$(4,398,828)	$(69,478)

Hartville Group, Inc. and Subsidiaries
Consolidated Statements of Income
For the Years Ended December 31, 2004 and 2003

		2003
	2004	(as restated)

Commissions	$1,930,645	$1,952,452
Premiums	3,732,412	2,859,398

	5,663,057	4,811,850

Losses and expenses	2,599,606	1,588,185
Ceded costs	933,140	737,878
General and administrative	9,231,768	2,410,599

	12,764,514	4,696,823

Operating Income (loss)	(7,101,457)	75,188

Other income	67,260	95,559

Other expense	(1,009,910)	—

Income (loss) before taxes	(8,044,107)	170,747
Provision for taxes	—	50,000

NET INCOME (LOSS)	$(8,044,107)	$120,747

Basic net income (loss) per common share	($0.57)	$0.02
Diluted net income (loss) per common share	($0.57)	$0.02

Consolidated Balance Sheets
December 31, 2004 and 2003

		2003
	2004	(as restated)

ASSETS
Current Assets
Cash and cash equivalents	$6,104,053	$7,653,463
Commissions receivable	159,130	687,377
Other receivables	2,368,071	154,284
Prepaid taxes	600,000	—
Deferred tax asset	—	300,000
Prepaid expenses	2,860,850	69,588

Total Current Assets	12,092,104	8,864,712

Fixed Assets
Property and equipment — net	2,180,919	264,417
Deferred policy acquisition costs — net	578,329	—

	2,759,248	264,417

Other Assets
Licensing fees, less accumulated amortization of $42,473 and $32,886	12,016	21,603
Other non-current assets	76,263	831,420

	88,279	853,023

Total Assets	$14,939,631	$9,982,152

Hartville Group, Inc. and Subsidiaries
Consolidated Balance Sheets
December 31, 2004 and 2003

		2003
	2004	(as restated)
LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities
Accounts payable	$779,117	$8,456
Reserve for losses	176,998	301,847
Accrued expenses	13,308	172,877
Premium deposits	—	766,094
Unearned commissions	19,284	—
Accrued taxes	—	389,839
Current portion of long-term debt	6,000	5,821

Total Current Liabilities	994,707	1,644,934

Long-Term Debt (offset by discount of $1,032,980 on convertible securities in 2004)	10,025,503	25,703

Total Liabilities	11,020,210	1,670,637

Stockholders’ Equity
Common stock, 50,000,000 shares authorized: $.001 par value; 14,576,296 and 12,096,909 issued and outstanding at December 31, 2004 and 2003	14,576	12,097
Additional paid in capital (including $1,032,980 of beneficial conversion and warrants associated with convertible securities at December 31, 2004)	12,656,372	9,006,838
Retained earnings (deficit)	(8,751,527)	(707,420)

	3,919,421	8,311,515

Total Liabilities and Stockholders’ Equity	$14,939,631	$9,982,152